UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2005 (the “Closing Date”), ITC^DeltaCom, Inc. (the “Company”) and its subsidiaries entered into various agreements pursuant to which they issued new senior secured indebtedness and warrants and refinanced certain of their existing secured indebtedness. The information set forth under Items 1.02, 2.03 and 3.02 of this report is incorporated in this Item 1.01 by reference in its entirety.

First Lien Note Purchase Agreement

The Company entered into a note purchase agreement, dated as of the Closing Date (the “Note Purchase Agreement”), among the Company, Interstate FiberNet, Inc. (“IFN”), which is the Company’s wholly-owned subsidiary and the issuer under the agreement, the Company’s other subsidiaries as guarantors (the “subsidiary guarantors”), the note purchasers (the “first lien note purchasers”), Tennenbaum Capital Partners, LLC (“TCP”), as agent for the first lien note purchasers, and TCP Agency Services, LLC, as collateral agent. The first lien note purchasers are investment funds and other institutional investors, including investment funds affiliated with TCP.

Pursuant to the Note Purchase Agreement, IFN issued senior secured notes due 2009 in the aggregate principal amount of $209 million (the “first lien notes”). The Company used the proceeds of the first lien notes to repay in full the amount the Company’s former $204 million senior secured credit facility, which was terminated, and to pay accrued interest under the facility as well as transaction costs.

The first lien notes accrue interest, payable quarterly, at an annual rate equal to the specified London Interbank Offered Rate (“LIBOR”) plus 8%, with the portion of any interest in excess of a 12% annual rate payable in-kind (“PIK”) at the Company’s option, and accrue on a quarterly basis additional PIK interest at an annual rate of 0.5%. No scheduled principal payments will be due on the first lien notes before the maturity date of July 26, 2009. The first lien notes are pre-payable at the Company’s option at specified premiums to the principal amount that will decline over the note term from 108% to 100%.

Pursuant to security agreements, dated as of the Closing Date, executed by or for the benefit of the parties to the Note Purchase Agreement, the obligations under the first lien notes are secured by first priority liens on, and security interests in, substantially all of the assets of IFN, the Company and the subsidiary guarantors.

The Note Purchase Agreement contains representations and warranties, affirmative and negative covenants, agreements, and events of default which are customary in similar types of agreements. The Company is subject to financial covenants under the Note Purchase Agreement, including a maximum capital expenditures covenant, a senior debt ratio covenant, a total leverage ratio covenant, an interest coverage ratio covenant, a minimum unrestricted cash covenant and a minimum consolidated EBITDA covenant (as EBITDA is defined for purposes of the Note Purchase Agreement). The financial and operating covenants are generally less restrictive and afford the Company greater operational flexibility than the covenants in the Company’s terminated senior secured credit facility.

Securities Purchase Agreement for Third Lien Notes and Warrants

The Company entered into a securities purchase agreement, dated as of the Closing Date (the “Securities Purchase Agreement”), among the Company, IFN, which is the issuer under the agreement, the subsidiary guarantors, the note purchasers (the “third lien note purchasers”), TCP, as agent for the third lien note purchasers, and TCP Agency Services, LLC, as collateral agent. The third lien note purchasers are investment funds and other institutional investors, including investment funds affiliated with TCP (the “TCP purchasers”), and WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P. and affiliated or related individuals and trusts (the “Welsh Carson purchasers”). The Welsh Carson purchasers, together with certain of their affiliates and other related persons (the “Welsh Carson securityholders”), collectively own common stock and Series B preferred stock representing a majority of the Company’s voting power and have designated two directors of the Company pursuant to a governance agreement and elected two additional directors as holders of the Series B preferred stock.

Third Lien Notes. Pursuant to the Securities Purchase Agreement, IFN issued senior secured notes due in 2009 in the aggregate principal amount of $50.8 million (the “third lien notes”). Of this amount, IFN issued $30 million in principal amount of third lien notes to the TCP purchasers for cash and $20.8 million in principal amount of third lien notes to the Welsh Carson purchasers in exchange for notes issued by IFN in March 2005 in the principal amount of $20 million plus capitalized PIK interest of $0.8 million.

The third lien notes accrue interest, payable quarterly, at an annual rate of LIBOR plus 7.5%, with the portion of any interest in excess of a 12% annual rate payable in-kind at the Company’s option, and accrue on a quarterly basis additional PIK interest at an annual rate of 4.5%. No scheduled principal payments will be due on the third lien notes before the maturity date of September 26, 2009, which will be two months after the maturity date of the first lien notes. The third lien notes are pre-payable at the Company’s option at specified premiums to the principal amount that will decline over the note term from 108% to 100%. The Company will use the $30 million of proceeds of the third lien notes issued to the TCP purchasers for general corporate purposes.

Pursuant to security agreements, dated as of the Closing Date, executed by or for the benefit of the parties to the Securities Purchase Agreement, the obligations under the third lien notes are secured by third priority liens on, and security interests in, substantially all of the assets of IFN, the Company and the subsidiary guarantors. Under an intercreditor agreement, dated as of the Closing Date, with the holders of the first lien notes and the lenders under the Company’ second lien credit agreement, the holders of the third lien notes are subject to standstill provisions restricting their ability to enforce their remedies upon an event of default by the third lien note obligors or an insolvency of the third lien note obligors until all obligations under the first lien notes and the second lien credit agreement have been paid in full.

The Securities Purchase Agreement contains representations and warranties, affirmative and negative covenants, agreements, and events of default which are customary in similar types of agreements. Under the Securities Purchase Agreement, the Company is subject to substantially the same financial covenants as under the Note Purchase Agreement.

Warrants. Pursuant to the Securities Purchase Agreement, the Company also issued 9,000,000 warrants (the “Series D warrants”) to the TCP purchasers. The Series D warrants will entitle the holder to purchase shares of a new issue of the Company’s 8% Series C Convertible Redeemable Preferred Stock (the “Series C preferred stock”). The warrants also will permit the holder to purchase the number of shares of common stock into which the shares of Series C preferred stock otherwise issuable under the warrants would be convertible as of the exercise date. The Series C preferred stock will have a liquidation preference of $1.00 per share and will rank pari passu as to liquidation rights with, and otherwise will have terms substantially similar to the terms of, the Company’s currently outstanding 8% Series A Convertible Redeemable Preferred Stock (the “Series A preferred stock”) and 8% Series B Convertible Redeemable Preferred Stock (the “Series B preferred stock”). See Item 3.02 of this report for additional information about the terms of the Series D warrants and the Series C preferred stock.

To create the Series C preferred stock, the Company will be required to amend its restated certificate of incorporation to increase the number of its authorized shares of preferred stock. On July 25, 2005, the holders of the Company’s common stock and Series B preferred stock representing a majority of the Company’s voting power, acting by written consent in lieu of a meeting, approved an amendment increasing the number of the Company’s authorized shares of preferred stock from 10,000,000 shares to 50,000,000 shares. Under SEC rules, the Company will be able to file this amendment with the Delaware Secretary of State, and to create the Series C preferred stock, on the 21st day following its distribution of an information statement pursuant to Regulation 14C under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) to the Company’s stockholders with respect to the foregoing stockholder consent.

Warrant Agreement

The Company entered into a Warrant Agreement, dated as of the Closing Date, with Mellon Investor Services, LLC, as warrant agent. The Warrant Agreement governs the Series D warrants issued pursuant to the Securities Purchase Agreement.

Registration Rights Agreement

The Company entered into a registration rights agreement, dated as of the Closing Date (the “TCP registration rights agreement”), with the TCP purchasers. The registration rights agreement obligates the Company to register specified securities for resale by the TCP purchasers in the public market during an eight-year period beginning on the Closing Date. The registrable securities under this agreement include the Series D warrants, the Series C preferred stock and common stock issuable upon exercise of the Series D warrants, and the common stock issuable upon conversion of the Series C preferred stock. The holders of registrable securities will be entitled to shelf registration rights, two demand registrations, and unlimited piggy-back registration rights. The exercise of these registration rights is subject to notice requirements, timing restrictions and volume limitations that may be imposed by the underwriters of an offering. The Company is required to bear the expenses of all of these registrations, except for underwriting discounts and commissions.

Amendment to Second Lien Credit Agreement

The Company entered into a Second Amended and Restated Credit Agreement, dated as of the Closing Date (the “second lien credit agreement”), among the Company, IFN, the subsidiary guarantors, General Electric Capital Corporation, Bank of America Strategic Solutions, Inc. and Export Development Canada (f/k/a/ Export Development Corporation), as lenders, and General Electric Capital Corporation, as administrative agent and collateral agent. Approximately $55.7 million of borrowings are outstanding under this agreement.

The second lien credit agreement amended the former agreement to extend the maturity date of borrowings thereunder from June 30, 2009 to August 26, 2009, to eliminate all scheduled principal payments prior to maturity, and to increase the annual rate at which interest accrues on outstanding borrowings. Under the agreement before its amendment, interest accrued at an annual rate equal to LIBOR plus an additional margin ranging from 6.25% to 8.00% that varied with the Company’s senior debt ratio. Under the second lien credit agreement, the loans accrue cash interest at an annual rate equal to LIBOR plus 7.75% and accrue on a quarterly basis PIK interest at an annual rate of 0.75%. In addition to the foregoing amendments, the operating and financial covenants were modified to be substantially consistent with the corresponding covenants under the first lien notes and the third lien notes.

Amendment to Governance Agreement

The Company entered into an Amended and Restated Governance Agreement, dated as of the Closing Date (the “Governance Agreement”), with the Welsh Carson securityholders, the TCP purchasers and Campbell B. Lanier, III, who was a director and is a stockholder of the Company. The Governance Agreement amends and restates the governance agreement, dated as of October 6, 2003, and amended as of March 29, 2005, to add the TCP purchasers as parties. The Welsh Carson securityholders designated two members of the Company’s board of directors upon effectiveness of the initial governance agreement on October 6, 2003. As described in the Company’s reports filed with the SEC, the Company has business relationships with entities affiliated with Mr. Lanier.

Under the Governance Agreement, TCP purchasers affiliated with TCP have been granted the right to designate two individuals for appointment or nomination for election to the Company’s board of directors. Such TCP purchasers are entitled to designate two members of the Company’s board of directors until such time as they no longer beneficially own at least 4,000,000 shares of common stock. Thereafter, such TCP purchasers will be entitled to designate one director until such time as they cease to beneficially own common stock representing at least 1% of the Company’s outstanding voting power. On the Closing Date, such TCP purchasers designated Steven C. Chang, a Partner of TCP, and Michael E. Leitner, a Director of TCP, for appointment to the board of directors. The TCP designees were appointed to the board of directors on August 1, 2005.

Pursuant to the Governance Agreement, the TCP purchasers have agreed, subject to specified exceptions, not to transfer their securities in the Company for a six-month period following the Closing Date. The TCP purchasers also have agreed that, without the written consent of the Company’s board of directors, they will not, directly or indirectly, acquire, agree to acquire, or assist others to acquire voting securities representing a majority of the Company’s voting power.

The Governance Agreement grants the TCP purchasers and the Welsh Carson securityholders the right, subject to specified exceptions, to purchase their allocable share of new issues of equity securities of the Company before the Company may sell the new securities issues to other buyers. The TCP purchasers and the Welsh Carson securityholders are entitled to subscribe to each such issuance in the amount required by each group of securityholders to maintain the group’s fully diluted ownership position in the Company at the time of the proposed issuance.

Amendments to Warrant Agreements

On the Closing Date, the Company entered into amendments, dated as of the Closing Date, to the Warrant Agreement, dated as of October 6, 2003, as amended, and the Warrant Agreement, dated as of March 29, 2005, between the Company and Mellon Investor Services LLC, as warrant agent, governing outstanding common stock purchase warrants issued by the Company. The amendments principally amended the antidilution provisions of these agreements to provide that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series D warrants, the Series C preferred stock or common stock issuable upon exercise of the Series D warrants, or the common stock issuable upon conversion of the Series C preferred stock will result in a reduction of the exercise prices of the outstanding warrant issues.

Amendments to Registration Rights Agreements

On the Closing Date, the Company entered into amendments, dated as of the Closing Date, to the Registration Rights Agreement, dated as of October 29, 2002, as amended, among the Company and certain holders of the Company’s Series A preferred stock, including Campbell B. Lanier, III, who was a director of the Company, and to the Registration Rights Agreement, dated as of October 6, 2003, as amended, among the Company and the Welsh Carson securityholders. The amendments were required to permit the Company to grant to the TCP purchasers the registration rights provided under the TCP registration rights agreement.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this report is incorporated in this Item 1.02 by reference in its entirety.

Senior Secured Credit Facility

The Company used the proceeds of the sale of the first lien notes described in Item 1.01 under this report to repay in full all amounts outstanding under the Third Amended and Restated Credit Agreement, dated as of March 29, 2005, among the Company, IFN, the Company’s other subsidiaries as guarantors, the lenders named therein, and Wells Fargo Bank, N.A., as administrative agent and collateral agent (the “senior secured credit facility”). Upon the Company’s repayment in full of all amounts outstanding under the senior secured credit facility, the facility and all security arrangements and related rights thereunder were terminated. As of the Closing Date, loans in an aggregate principal amount of $204 million were outstanding under the facility and accrued interest at an annual interest rate of 9.34% (for loans held by lenders that consented to the restructuring of the facility in March 2005) and 6.84% (for loans held by non-consenting lenders). The senior secured credit facility had a maturity date of June 30, 2006. The obligations under the facility were secured by first priority liens on, and security interests in, substantially all of the assets of IFN, the Company, and the Company’s other subsidiaries.

Subordinated Secured Loan Agreement

In the refinancing described under Item 1.01 of this report, the Welsh Carson purchasers exchanged $20 million in aggregate principal amount of notes, with capitalized PIK interest of 0.8 million, issued under the Credit Agreement, dated as of March 29, 2005, among the Company, IFN, the Guarantors and the lenders named therein, and Welsh, Carson, Anderson & Stowe VIII, L.P., as administrative agent and collateral agent (the “subordinated secured loan agreement”), for $20.8 million in aggregate principal amount of third lien notes. Upon the exchange of such notes, the subordinated secured loan agreement and all security arrangements and related rights under the agreement were terminated. As of the Closing Date, loans in aggregate principal amount of $20 million were outstanding under the subordinated secured loan agreement and accrued interest at an annual rate of 12%. The maturity date of the subordinated secured loan was the later to occur of December 31, 2009 or 91 days after the maturity of the second lien facility. The obligations under the subordinated secured loan agreement were secured by third priority liens on, and security interests in, substantially all of the assets of IFN, the Company, and the Company’s other subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Upon IFN’s issuance of the first lien notes and the third lien notes (collectively, the “notes”) in connection with the refinancing described under Item 1.01 of this report, IFN became obligated as a borrower, and the Company and its other wholly-owned subsidiaries became obligated as guarantors, under the following secured indebtedness:

•	$209 million principal amount of first lien secured indebtedness under the first lien notes; and

•	$50.8 million of third lien secured indebtedness under the third lien notes, of which $20.8 million of third lien secured indebtedness (including capitalized PIK interest of $0.8 million) was previously outstanding.

The payment of all outstanding principal, interest and other amounts owing under the first lien notes and third lien notes may be declared immediately due and payable by the purchasers of the notes upon the occurrence of an event of default. The lenders under the second lien credit agreement and the third lien note purchasers are subject to standstill provisions under intercreditor agreements restricting their ability to enforce their remedies upon an event of default by the obligors under such indebtedness or an insolvency of such obligors until all obligations with respect to the first lien notes have been paid in full. The Note Purchase Agreement and the Securities Purchase Agreement contain customary events of default, including failure by the issuer or the guarantors to make payments when due, failure of the issuer or the guarantors to comply with specified covenants, conditions or agreements, or specified events of bankruptcy, insolvency, reorganization or similar events affecting the obligors. The Note Purchase Agreement and Securities Purchase Agreement each have cross-default provisions.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this report is incorporated in this Item 3.02 by reference in its entirety.

Series D Warrants

TCP Purchasers. On July 26, 2005, pursuant to the Securities Purchase Agreement discussed under Item 1.01 of this report, the Company issued 9,000,000 Series D warrants to the TCP purchasers in consideration for the purchase of the third lien notes by the TCP purchasers. Each Series D warrant will entitle the holder to purchase one share of a new issue of the Company’s Series C preferred stock and a portion of an additional share equal to the cumulative amount of payment-in-kind dividends that would have accrued with respect to one share from the warrant issue date through the warrant exercise date if such share had been outstanding. Each share of Series C preferred stock will be initially convertible into 1.3333 shares of common stock of the Company. Each Series D warrant also will permit the holder of warrants to purchase the number of shares of common stock into which the shares of Series C preferred stock otherwise issuable under the warrants would be convertible as of the exercise date.

The Series D warrants will first be exercisable on June 30, 2007, unless exercisability is triggered earlier upon a change of control of the Company or, subject to specified exceptions, dispositions by the Welsh Carson securityholders of their securities holdings in the Company. Any warrant not exercised on or before July 1, 2009 will expire on that date. The exercise price of the Series D warrants will be between $.01 and $.50 per share of Series C preferred stock, based on the Company’s consolidated EBITDA, or net income (net loss) before interest expense, income tax expense, depreciation expense and amortization expense (subject to specified adjustments) as of a specified period prior to the exercise date. The warrant exercise price will be payable in cash subject to the holder’s option, in lieu of paying cash, to surrender warrants to the Company with a value equal to the exercise price.

Executive Grants. As previously reported, under their employment agreements with the Company, which were approved by the board of directors on March 28, 2005, Randall E. Curran, who is the Company’s Chief Executive Officer, Richard E. Fish, Jr., who is the Company’s Chief Financial Officer, and James P. O’Brien, who is the Company’s Executive Vice President of Operations, are entitled, as a result of their services in connection with the restructuring of the Company’s secured indebtedness, to receive awards of restricted shares representing 5.0%, in the case of Mr. Curran, 1.25%, in the case of Mr. Fish and 1.0%, in the case of Mr. O’Brien, of each class or series of the Company’s equity securities. On July 20, 2005, pursuant to the foregoing employment agreements, and conditional upon completion of the refinancing, the board of directors approved grants of 485,175 Series D warrants to Mr. Curran, 121,294 Series D warrants to Mr. Fish and 97,036 Series D warrants to Mr. O’Brien.

Series C Preferred Stock

The Series C preferred stock will be created immediately following the effectiveness of an amendment to the Company’s restated certificate of incorporation that will increase the number of the Company’s authorized shares of preferred stock. The Company will file the amendment to its restated certificate of incorporation on the 21st day after it distributes an information statement to its shareholders pursuant to Regulation 14C under the Securities Exchange Act.

The Series C preferred stock will rank senior to the common stock and on a parity with the Series A preferred stock and the Series B preferred stock with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Company. Each share of Series C preferred stock will have a stated liquidation preference of $1.00 per share.

The holders of the Series C preferred stock will be generally entitled to receive, when, as and if declared by the board of directors, out of funds legally available for this purpose, cumulative dividends at the annual rate of 8% per share on the $1.00 liquidation preference per share of Series C preferred stock plus the amount of any accrued and unpaid dividends for past dividend periods. Dividends payable at the 8% annual rate may be paid to the holders of the Series C preferred stock by the Company, at its option, in cash, as payment-in-kind dividends in shares of Series C preferred stock, or in a combination of cash and shares of Series C preferred stock. Solely for computing the dividend amount, each share of Series C preferred stock issued as such a payment-in-kind dividend will be valued at its liquidation preference of $1.00.

Each share of Series C preferred stock will be convertible at the holder’s option, in whole or in part, at any time after such share is issued, into a number of shares of common stock which is equal to the product of the conversion rate then in effect (initially 1.3333 shares of common stock for each share of Series C preferred stock) times the sum of (x) the number of shares of preferred stock being so converted plus (y) the number of shares of preferred stock then issuable in payment of any accumulated dividends accrued with respect to such shares being so converted plus (z) the number of shares of Series C preferred stock then issuable in payment of any current period dividends with respect to such shares being so converted accrued to, and not including, the conversion date. To prevent dilution of the foregoing conversion rights, the conversion rate of the Series C preferred stock will be subject to increase upon sales or issuances, or deemed sales or issuances, of common stock at a price below the “trigger price” in effect from time to time. The trigger price will be fixed at the initial exercise date of the warrants based on the portion of the warrant exercise price that would purchase one share of common stock.

There will be no optional right of redemption for holders of shares of Series C preferred stock. Beginning on the third anniversary of the first issue date, the Company will have the right, at its option, to redeem for cash the shares of Series C preferred stock, in whole or in part (with a minimum aggregate redemption price of $5 million), at any time and from time to time. The redemption price per share of Series C preferred stock in any such optional redemption will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest. On October 29, 2012, the Company will be required to redeem for cash all outstanding shares of the Series C preferred stock. The redemption price per share of Series C preferred stock in this mandatory redemption will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest.

In connection with the Company’s non-public sale of the Series D warrants, Series C preferred stock and common stock to the TCP purchasers and the Company’s officers, all of whom are “accredited investors” within the meaning of Rule 501(a) under the Securities Act, the Company relied on the exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D thereunder.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 3.02 and 5.03 of this report is incorporated in this Item 3.03 by reference in its entirety.

The holders of the Company’s common stock will be subject to significant rights and preferences of the Series C preferred stock issued upon exercise of the Series D warrants described under Item 3.02 of this report. Holders of the Series C preferred stock will be entitled to receive cumulative dividends out of funds legally available for the payment of dividends when, as and if declared by the board of directors. The payment of these preferred dividends will take priority over any payment of dividends on the common stock. In addition, the holders of the Series C preferred stock will have claims against the Company’s assets senior to the claim of the holders of the common stock in the event of the Company’s liquidation, dissolution or winding-up. The amount of those senior claims for each outstanding share of Series C preferred stock will be equal to the $1.00 liquidation preference of such share plus the amount of any accrued and unpaid dividends.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 26, 2005, Campbell B. Lanier, III, a director of the Company, resigned from the board of directors.

(d) On July 26, 2005, the Company’s board of directors appointed Clyde A. Heintzelman to the board of directors and as a member of the audit committee of the board of directors. On August 1, 2005, the Company’s board of directors appointed Steven C. Chang and Michael E. Leitner, as designees of the applicable TCP purchasers, to the board of directors pursuant to the director designation provisions of the Governance Agreement described under Item 1.01 of this report. The information set forth under Items 1.01 and 3.02 of this report is incorporated in this Item 5.02(d) by reference in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Items 1.01 and 3.02 of this report is incorporated in this Item 5.03 by reference in its entirety.

The Company made or authorized a number of amendments to its restated certificate of incorporation, some of which were effective as of July 26, 2005, and to its amended and restated bylaws as of July 26, 2005 in connection with the refinancing and related transactions described under Item 1.01 of this report.

Amendment to Restated Certificate of Incorporation

Pursuant to a written consent in lieu of a meeting of stockholders dated July 25, 2005 and pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the Welsh Carson securityholders, as holders of a majority in voting power of the Company’s capital stock, consented to and adopted resolutions to amend Article 4 of the Company’s restated certificate of incorporation to increase the total authorized number of shares of preferred stock from 10,000,000 shares to 50,000,000 shares and the total authorized number of the Company’s shares of capital stock from 360,000,000 shares to 400,000,000 shares. The purpose of the amendment is to authorize sufficient shares of preferred stock of the Company to permit the creation of the Series C preferred stock. The amendment will be filed with the Delaware Secretary of State and will become effective on the 21st day after distribution of the Company’s information statement to the Company’s stockholders pursuant to Regulation 14C under the Securities Exchange Act.

Series A Preferred Stock Certificate of Designation

On July 26, 2005, the Company amended the Series A preferred stock certificate of designation, which forms a part of the Company’s restated certificate of incorporation, principally to permit the creation and issuance of the Series C preferred stock.

Series B Preferred Stock Certificate of Designation

On July 26, 2005, the Company amended the Series B preferred stock certificate of designation, which forms a part of the Company’s restated certificate of incorporation, principally to permit the creation and issuance of the Series C preferred stock and to provide that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series D warrants, the Series C preferred stock or common stock issuable upon exercise of the Series D warrants, or the common stock issuable upon conversion of the Series C preferred stock will result in a reduction of the conversion price of the Series B preferred stock.

Series C Preferred Stock Certificate of Designation

On July 22, 2005, a committee of the Company’s board of directors approved and adopted the Series C preferred stock certificate of designation which, upon filing with the Delaware Secretary of State, will create the Series C preferred stock and form part of the Company’s restated certificate of incorporation. The Company will file this certificate of designation with the Delaware Secretary of State promptly after it files the amendment to its restated certificate of incorporation described above under this Item 5.03.

Amended and Restated Bylaws

On the Closing Date, the Company amended its amended and restated bylaws to provide for rights of the holders of the Series C preferred stock upon issuance.

Item 8.01	Other Events

As previously reported, following the resignation of Robert C. Taylor, Jr. on January 30, 2005 from the Company’s board of directors and audit committee, the Company ceased to be in compliance with the audit committee requirement set forth in Marketplace Rule 4350(d)(2) (the “Rule”). On July 27, 2005, following the appointment of Clyde A. Heintzelman to the Company’s board of directors and audit committee, as reported under Item 5.02 of this report, the Company provided notice of this appointment to The Nasdaq Stock Market. On the same date, the Company received a letter from The Nasdaq Stock Market stating that, based on the appointment of Mr. Heintzelman to the audit committee, the staff of The Nasdaq Stock Market has determined that the Company is in compliance with the Rule.

Item 9.01	Financial Statements and Exhibits

(c) The Company hereby files the following exhibits:

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of ITC^DeltaCom, Inc. (including the Second Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof and the Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof).

3.2	Amended and Restated Bylaws of ITC^DeltaCom, Inc.

4.1	Form of Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

4.2	Warrant Agreement, dated as of July 26, 2005, between ITC^DeltaCom, Inc. and Mellon Investor Services LLC, as Warrant Agent.

10.1	Note Purchase Agreement, dated as of July 26, 2005, by and among ITC^DeltaCom, Inc, as Parent, Interstate FiberNet, Inc., as Issuer, the Subsidiary Guarantors named therein, the Note Purchasers named therein, Tennenbaum Capital Partners, LLC, as Agent, and TCP Agency Services, LLC, as Collateral Agent.

10.2	Securities Purchase Agreement, dated as of July 26, 2005, by and among ITC^DeltaCom, Inc, as Parent, Interstate FiberNet, Inc., as Issuer, the Subsidiary Guarantors named therein, the Purchasers named therein, Tennenbaum Capital Partners, LLC, as Agent, and TCP Agency Services, LLC, as Collateral Agent.

10.3	Second Amended and Restated Credit Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc., as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Lenders named therein, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent.

10.5	Amended and Restated Governance Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the Securityholders of ITC^DeltaCom, Inc. listed on the signature pages thereof.

10.6	Registration Rights Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the TCP Securityholders listed on the signature pages thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of ITC^DeltaCom, Inc. (including the Second Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof and the Amended Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof).

3.2	Amended and Restated Bylaws of ITC^DeltaCom, Inc.

4.1	Form of Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

4.2	Warrant Agreement, dated as of July 26, 2005, between ITC^DeltaCom, Inc. and Mellon Investor Services LLC, as Warrant Agent.

10.1	Note Purchase Agreement, dated as of July 26, 2005, by and among ITC^DeltaCom, Inc, as Parent, Interstate FiberNet, Inc., as Issuer, the Subsidiary Guarantors named therein, the Note Purchasers named therein, Tennenbaum Capital Partners, LLC, as Agent, and TCP Agency Services, LLC, as Collateral Agent.

10.2	Securities Purchase Agreement, dated as of July 26, 2005, by and among ITC^DeltaCom, Inc, as Parent, Interstate FiberNet, Inc., as Issuer, the Subsidiary Guarantors named therein, the Purchasers named therein, Tennenbaum Capital Partners, LLC, as Agent, and TCP Agency Services, LLC, as Collateral Agent.

10.3	Second Amended and Restated Credit Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc., as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Lenders named therein, and General Electric Capital Corporation, as Administrative Agent and Collateral Agent.

10.5	Amended and Restated Governance Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the Securityholders of ITC^DeltaCom, Inc. listed on the signature pages thereof.

10.6	Registration Rights Agreement, dated as of July 26, 2005, among ITC^DeltaCom, Inc. and the TCP Securityholders listed on the signature pages thereof.